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                                                                    EXHIBIT 99.A

NEWS
For Immediate Release                                             [EL PASO LOGO]

EL PASO CORPORATION PROVIDES FINANCIAL AND OPERATIONAL UPDATE

HOUSTON, TEXAS, MAY 28, 2004 -- El Paso Corporation (NYSE: EP) is providing today a progress report on its long-range plan, financial and operational information for the fourth quarter of 2003 and first quarter of 2004, and an update on the status of the filing of the company's 2003 Form 10-K and first quarter 2004 Form 10-Q.

THE FINANCIAL INFORMATION PROVIDED HEREIN WITH RESPECT TO THE QUARTER AND YEAR ENDED DECEMBER 31, 2003 HAS NOT BEEN AUDITED, NOR HAS THE FINANCIAL INFORMATION FOR THE QUARTER ENDED MARCH 31, 2004, BEEN REVIEWED BY ITS INDEPENDENT AUDITOR. THIS FINANCIAL INFORMATION REMAINS SUBJECT TO FURTHER REVIEW BY EL PASO AND ITS INDEPENDENT AUDITOR AND, THEREFORE, IS SUBJECT TO CHANGE.

"I am pleased to report that El Paso has made meaningful progress against the three key challenges the market identified in our long-range plan," said Doug Foshee, president and chief executive officer of El Paso Corporation. "First, we are well ahead of schedule for our asset sales, and we have received good value for the assets we have sold. Second, we've eliminated between $40 million and $50 million of annual expenses through a reorganization that was completed in the first quarter. Third, we've recruited new leadership for our production business and are aggressively working to restore this business to profitable growth. Taken together, these results represent significant progress toward achieving the goals we laid out for the market last December. In addition, El Paso's first quarter cash flow was higher than anticipated in our plan, and this is helping us further accelerate our debt reduction."

LONG-RANGE PLAN UPDATE

El Paso is ahead of schedule on the goal laid out in its long-range plan to sell $3.3 billion to $3.9 billion of assets by the end of 2005. Since December 1, 2003, the company has announced the sale of or sold approximately $3.5 billion of assets. An asset sales tracker is available on El Paso's web site at http://www.elpaso.com/investor.


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The progress in asset sales has led to a significant reduction in the company's debt. As indicated in the table below, the company's debt, net of cash, was reduced by approximately $2.4 billion between September 30, 2003 and March 31, 2004. El Paso expects its net debt to be approximately $17 billion at year-end 2004 as about $1.9 billion of previously announced asset sales are expected to close by then. The closing of those sales will also result in the elimination of approximately $1 billion of non-recourse debt from the company's balance sheet. This will be partially offset by approximately $275 million of non-recourse financing for the Cheyenne Plains Pipeline as discussed below. Additional asset sales are expected to be announced and completed during 2004.

UNAUDITED NET DEBT ($ BILLIONS)

                    Sept. 30, 2003      Dec. 31, 2003      March 31, 2004
                    --------------      -------------      --------------
Total debt                   $23.6              $21.9               $21.3
Cash                           1.6                1.4                 1.8
                             -----              -----               -----
     Net debt                $21.9              $20.5               $19.5

The Western Energy Settlement will become effective in June 2004 as a result of a federal court order received this month. On the effective date, the company will post a minimum of $585 million of collateral in the form of production properties to support its future payment obligations under the settlement.

El Paso's liquidity increased to approximately $2.7 billion as of March 31, 2004, consisting of $1.5 billion of readily available cash and $1.2 billion of capacity available under its $3-billion bank facility. The company defines readily available cash as cash on deposit or held in short-term investments that is easily accessible for general corporate purposes. During the second quarter of 2004, El Paso purchased approximately $130 million (face value) of its 7.71 percent Gemstone notes due October 31, 2004 at an average price of 101.6 percent, reducing its debt maturities for the remainder of 2004.

El Paso's cash flow generation has been consistent with its long-range plan. The table below updates El Paso's net change in cash for the fourth quarter of 2003, full year 2003 and the first quarter of 2004.


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PRELIMINARY UNAUDITED FINANCIAL INFORMATION ($ MILLIONS)

                                  Quarter ended      Full Year ended      Quarter ended
                                  Dec. 31, 2003       Dec. 31, 2003      March 31, 2004
                                  -------------       -------------      --------------
Cash flow from operating
  activities                           $   563              $ 2,329            $  624
Net proceeds from asset sales
  and other                                828                1,472             1,053
Capital expenditures                      (545)              (2,660)             (429)
Repayment of debt and other             (1,036)              (1,101)             (831)
Dividends paid                             (25)                (203)              (23)
                                       -------              -------            ------
   Net change in cash                  $  (215)             $  (163)             $394

FINANCIAL AND OPERATIONAL UPDATE

The pipeline group's financial and operational performance continues to meet or exceed the assumptions included in the company's long-range plan, and the inventory of expansion opportunities remains solid. The Cheyenne Plains Pipeline project, which has a filed cost estimate of $420 million, has received FERC approval and is currently ahead of schedule with expected completion in early 2005. The company is in advanced discussions to obtain approximately $275 million of the capital required for this project through a non-recourse project financing.

A key goal of El Paso's long-range plan is to restore the production business to profitable growth. As part of that process, the company is reviewing all drilling opportunities and establishing a capital allocation process designed to produce more predictable results. In addition, the near-term focus is on a return to leadership in both drilling and operating costs. The company plans to provide a review of this business in June.

The table below shows the production volumes, realized prices, and operational and maintenance expenses for the fourth quarter of 2003, full-year 2003, and the first quarter of 2004.


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PRODUCTION OPERATIONS

                                        Quarter ended    Full Year ended     Quarter ended
                                        Dec. 31, 2003     Dec. 31, 2003      March 31, 2004
                                        -------------     -------------      --------------
Production
   Gas (MMcf/d)                                  818              971                  774
   Liquids (MBbl/d)                               31               33                   30
   Equivalent (MMcfe/d)                        1,003            1,169                  956
Realized prices (net of hedges)
   Gas ($/Mcf)                               $  3.43          $  4.05              $  4.63
   Liquids ($/Bbl)                             22.89            24.97                27.43
Operating & Maintenance ($/Mcfe)
   Lease operating expenses                  $  0.49          $  0.42              $  0.49
   Production taxes                             0.18             0.14                 0.11
   General & administrative expenses            0.25             0.37                 0.43
                                             -------          -------              -------
      Total Operating & Maintenance          $  0.92          $  0.93              $  1.03

The average daily production rate for the second quarter of 2004 through May 19, 2004 is estimated to be 823 million cubic feet equivalent per day (MMcfe/d).

El Paso's marketing business was profitable in the fourth quarter of 2003 and incurred a minor loss in the first quarter of 2004. The keys to its improved financial performance are cost reduction and improvement in the mark-to-market value for its Cordova tolling arrangement. The marketing business is also making solid progress in reducing the number of contract positions in its trading portfolio, which was comprised of more than 35,000 positions at the end of 2002. El Paso now expects to have fewer than 6,000 positions at year-end 2004.

El Paso has made steady progress selling domestic power assets during 2004. In addition, the financial performance of its international power assets has been slightly ahead of the assumptions included in the long-range plan.


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STATUS OF FORM 10-K FILING

On May 3, 2004, El Paso issued a press release (see www.elpaso.com) in which it announced findings of an independent review concerning revisions to the company's proved oil and natural gas reserves. The independent review supported El Paso's previous assessment that prior years' financial statements for El Paso Corporation, El Paso CGP Company (EPCGP), and El Paso Production Holding Company
(EPPH) should be restated. As announced earlier, investors should not rely on previously filed reports for these registrants until further notice from the company. The company is in the process of completing the methodology for such restatements and is working to file a Form 10-K for each entity for 2003 as soon as possible. Each 2003 Form 10-K will include the required restated financial statements for prior periods. Currently, the company expects to restate the financial statements of El Paso Corporation, EPCGP, and EPPH from 1999 through 2003. The first quarter 2004 Form 10-Qs for these registrants will be delayed pending the filing of the Form 10-Ks.

Because of the delay in the company's filings, the company and certain of its subsidiaries may not be in compliance with certain of their obligations to file or deliver to relevant parties their SEC reports under their public debt indentures and various other financing arrangements. The delay in filing the 2003 Form 10-Ks does not automatically result in an event of default under the indentures. Instead, the holders of at least 25 percent of the outstanding principal amount of any series of debt securities issued under such indentures would have to provide notice of non-compliance and the company would have between 30 and 90 days to cure the default. El Paso has not received notice from these debt holders. If the default was not cured and an acceleration of debt securities were to occur, the company may be unable to meet its payment obligations with respect to the related indebtedness.

As previously disclosed, the company has received waivers from the lenders under its $3-billion credit facility and various other financings to address restatements arising out of revisions to its oil and natural gas reserves and has received an extension on its time to file financial statements through June 15, 2004 to permit continued access to the facility. The company has begun the process required to extend the waivers on the credit facility and will provide an update to the market upon the completion of that process.


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2004 ANNUAL MEETING OF STOCKHOLDERS

El Paso is also announcing today that its annual meeting of stockholders will be held on September 9, 2004. Additional information can be found in a Form 8-K to be filed today.

CONFERENCE CALL REMINDER; SLIDES TO BE AVAILABLE ON WEB SITE

El Paso Corporation has scheduled a live webcast to discuss the matters addressed in this release today at 11:30 a.m. Eastern Daylight Time, 10:30 Central Daylight Time, which may be accessed online through El Paso's Web site at www.elpaso.com in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 582-2703 ten minutes prior to the start of the webcast. The company requests that those who do not intend to ask questions use the webcast option.

During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available 45 minutes before the webcast and can be accessed in the Investors section.

The webcast replay will be available online through the Web site in the Investors section. A telephone audio replay will be also be available through June 4, 2004 by dialing (973) 341-3080 (access code 4810199).

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; any developments arising from additional reviews of the reserve revisions performed internally or by independent counsel to the Audit Committee; the extent and time periods involved in the restatement of our prior years' financial results; the ongoing discussions with the


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SEC regarding the company's plan for restatement of prior years' financial results; the potential impact of the restatement of financial results on our access to capital (including borrowings under credit arrangements); further changes in reserve estimates based upon internal and third party reserve analyses; uncertainties associated with the outcome of governmental investigations; outcome of litigation including shareholder derivative and class actions related to reserve revisions and restatements; consequences arising from the delay in filing of our periodic reports including the exercise of remedies by the company's lenders under certain financing arrangements and if such remedies were to be exercised, the company's potential inability to identify and obtain alternate sources of financing and the existence of cross-acceleration provisions in various financing agreements; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

CONTACTS

Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341


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